UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina,  29601

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See Item 5.02 for a description of the termination of Ms. Katie N. Tuttle’s employment agreement.

ITEM 5.02    RESIGNATION OF AN EXECUTIVE OFFICER

On June 9, 2011, Ms. Katie N. Tuttle, Executive Vice President, Chief Financial Officer of Independence Bancshares, Inc. (the “Company”), and its subsidiary bank, Independence National Bank (the “Bank”), announced to the Board of Directors her intention to resign from her position as Chief Financial Officer, effective on or around July 15, 2011.  Ms. Tuttle plans to transition from the financial services industry into non-profit work.  As part of her resignation, Ms. Tuttle indicated that her decision is not a result of any disagreements with the Company over matters relating to the Company’s operations, accounting policies and financial report, or other practices.  Ms. Tuttle has been a valued member of the executive management team and has served the Company and the Bank faithfully and professionally over the last five years.  We wish her the best in her future plans.

Ms. Tuttle’s employment agreement will be terminated as of the effective date of her resignation.  Pursuant to the terms of her employment agreement, Ms. Tuttle is entitled to compensation earned through the effective date of her resignation.  The agreement was dated May 4, 2009, and filed with the SEC as Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2009.

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”) was held on June 9, 2011 at The Poinsett Club, 807 East Washington Street, Greenville, South Carolina.  On the record date, the Company had 2,085,010 shares of common stock outstanding, of which 1,565,675 shares of common stock, or 75.1%, were represented at the meeting.  As part of the Annual Meeting, the shareholders of the Company (i) elected the Board of Directors, (ii) ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants, and (iii) approved an amendment to Article Three of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 100 million shares.  The voting results for each proposal are as follows:

1.                                       To elect the Board of Directors:

	For	Withheld	Broker Non-Vote
Robert M. Austell	1,385,224	7,800	172,651
John W. Burnett, Sr.	1,365,224	27,800	172,651
Billy J. Coleman	1,355,224	37,800	172,651
Jose De Ocampo	1,354,224	38,800	172,651
H. Neel Hipp, Jr.	1,385,224	7,800	172,651
James D. King	1,383,224	9,800	172,651
William R. Mathis	1,385,224	7,800	172,651
A. Alexander McLean, III	1,365,224	27,800	172,651
Lawrence R. Miller	1,379,924	13,100	172,651
Sudhirkumar C. Patel	1,365,224	27,800	172,651
Hasmukh P. Rama	1,365,224	27,800	172,651
Donald H. Rex, Jr.	1,385,224	7,800	172,651
Charles D. Walters	1,385,224	7,800	172,651
Roger W. Walters	1,355,224	37,800	172,651
Vivian A. Wong	1,365,224	27,800	172,651

2.                                       To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
1,558,675	7,000	0

3.                                       To approve an amendment to Article Three of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 100 million shares:

For	Against	Abstain	Broker Non-Vote
1,490,062	43,700	31,913	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

		By:	/s/ Lawrence R. Miller
		Name:	Lawrence R. Miller
		Title:	Chief Executive Officer

Dated:	June 13, 2011